EXHIBIT 10.39

AMENDED AND RESTATED SECURITY AGREEMENT

This Amended and Restated Security Agreement, dated as of September 1, 2005 (the “Security Agreement”), by and among Axeda Systems, Inc., a Delaware corporation (the “Company”), Axeda Systems Operating Company, Inc., a Massachusetts corporation and an indirect wholly owned subsidiary of the Company (“ASOC”), and Axeda IP, Inc., a Nevada corporation and an indirect wholly owned subsidiary of the Company (“AIP” and together with ASOC and AIP, the “Guarantors”) (the Guarantors together with the Company, the “Obligors”), and the purchasers named in Schedule 1 hereto (the “Purchasers”):

WITNESSETH:

WHEREAS, the Obligors and the Purchasers are parties to the Senior Secured Bridge Note Purchase Agreement, dated as of July 8, 2005 (as may be hereafter amended, modified, substituted, extended or restated from time to time, including any replacement agreement therefor, the “Senior Purchase Agreement”), pursuant to which the Company issued to the Purchasers its 7% Senior Secured Bridge Notes with an aggregate principal amount of $600,000 (the “Senior Notes”);

WHEREAS, in connection with the Senior Purchase Agreement, the Obligors granted a first priority security interest in collateral to the Purchasers pursuant to the Security Agreement dated as of July 8, 2005 (the “Original Security Agreement”);

WHEREAS, the Obligors and the Purchasers have entered into the Senior Subordinated Secured Bridge Note Purchase Agreement, dated as of the date hereof (as may be hereafter amended, modified, substituted, extended or restated from time to time, including any replacement agreement therefor, the “Senior Subordinated Purchase Agreement” and together with the Senior Purchase Agreement, the “Purchase Agreements”), pursuant to which the Company will issue to the Purchasers its 7% Senior Subordinated Secured Bridge Notes with an aggregate principal amount of up to $900,000 (the “Senior Subordinated Notes” and together with the Senior Notes, the “Notes”); and

WHEREAS, the Obligors, as an inducement to the Purchasers to purchase the Senior Subordinated Notes pursuant to the Senior Subordinated Purchase Agreement, desire to amend and restate the Original Security Agreement to grant the Purchasers a priority security interest in the Collateral (as defined below) to secure the obligations under the Notes;

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Obligors, the Obligors hereby agree with the Purchasers as follows:

1.    Certain Definitions. The following terms used herein shall have the meanings ascribed to them under the Uniform Commercial Code in effect in the Commonwealth of Massachusetts on the date hereof: Accounts, Chattel Paper, Documents, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property and Proceeds. Terms not otherwise defined herein shall have the meaning assigned such terms in the Purchase Agreements.

2.    Security Agreement. Each Obligor hereby grants to the Purchasers a first and second priority security interest in all of the following property now owned or at any time hereafter acquired by the Obligor or in which the Obligor now has or at any time in the future may acquire any right, title or interest: (i) Accounts; (ii) Chattel Paper; (iii) Deposit Accounts; (iv) Documents; (v) Equipment; (vi) Fixtures; (vii) General Intangibles (including without limitation patents, letters patent, patent applications, trademarks, service marks, trade names and copyrights and any applications therefor or registrations, recordings, divisions, continuations, continuations-in-part, renewals, reissues or extensions thereof); (viii) Investment Property; (ix) Goods; (x) Instruments; (xi) Inventory; (xii) insurance claims and proceeds; (xiii) books and records, computer programs, databases and other computer materials of the Obligor pertaining to any and all of the foregoing; and (xiv) to the extent not otherwise included, Proceeds and products of any and all of the foregoing (all such property described above being referred to hereinafter collectively as the “Collateral”).

3.    Obligations Secured. The security interest granted hereby secures payment of all amounts owed pursuant to the Notes issued pursuant to the Purchase Agreements and all other obligations of the Obligors to the Purchasers under the Bridge Loan Documents.

4.    Obligors’ Representations, Warranties and Covenants. The Obligors represent, warrant and covenant that:

(a)    Each of the Obligors’ principal place of business is 21 Oxford Road, Mansfield, Massachusetts 02048 and the Obligors keep their records concerning accounts, contract rights and other property at that location. The Obligors will promptly notify the Purchasers in writing of the establishment of any new place of business where any of their Inventory or records, or any of the Collateral, are kept.

(b)    The Obligors will at all times keep in a manner reasonably satisfactory to the Purchasers accurate and complete records of the Obligors’ Inventory and Accounts and will keep such Inventory insured. The Purchasers shall be entitled, at reasonable times and intervals after reasonable notice to the Company, and without undue disruption to the Company’s business to enter any of the Obligors’ premises for purposes of inspecting the Collateral and the Obligors’ books and records relating thereto.

(c)    The Obligors will not create, incur, assume or suffer to exist, or permit any subsidiary to create, incur, assume or suffer to exist, any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance (including the lien or retained security title of a conditional vendor) of any nature, upon or with respect to any of their properties, now owned or hereinafter acquired, or assign or otherwise convey any right to receive income, except that the foregoing restrictions shall not apply to liens, security interests or other charges or encumbrances (i) for taxes, assessments or governmental charges or levies on property of the Obligors or any subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings, (ii) imposed by law, such as carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business or (iii) granted prior to the date hereof to Laurus Master Fund, Ltd. pursuant to that certain Master Security Agreement, dated as of October 4, 2004, and those other security and pledge agreements related to the Laurus Debt.

(d)    The Obligors shall not use the Collateral in violation of any applicable statute, ordinance, law or regulation or in violation of any insurance policy maintained by the Obligors with respect to the Collateral.

5.    Financing Statements. The Obligors shall execute any financing statements, or other notices appropriate under applicable law (including without limitation the filing of notices with the Patent and Trademark Office), in respect of any security interest created pursuant to this Security Agreement which may at any time be required or which, in the reasonable opinion of the Purchasers, may at any time be desirable. In the event that any recording or filing thereof (or the filing of any statements of continuation or assignment of any financing statement) is required to protect and preserve such lien or security interest, the Obligors shall execute the same at the time and in the manner requested by the Purchasers.

6.    Obligors’ Rights Until Default. In the absence of any Event of Default (as defined in the Purchase Agreements), the Obligors shall have the right to possess the Collateral, manage their property and sell their inventory in the ordinary course of business.

7.    Purchasers’ Rights Upon Default. Upon an Event of Default and at any time thereafter, the Purchasers of at least a majority of the aggregate principal amount of the Notes then outstanding may exercise any of the remedies available to them, including without limitation, those available to a secured party under the Uniform Commercial Code as from time to time in effect in the Commonwealth of Massachusetts. The Obligors shall pay to the Purchasers of at least a majority of the aggregate principal amount of the Notes then outstanding on demand any and all reasonable counsel fees and other expenses incurred by the Purchasers in exercising their available remedies upon an Event of Default hereunder.

8.    Amendment. Any provision in this Security Agreement or the Purchase Agreements to the contrary notwithstanding, amendments to this Security Agreement may be made, and compliance with any covenant or provision set forth herein may be omitted or waived, only with the prior written consent thereto of the Purchasers of at least a majority of the aggregate principal amount of all Notes then outstanding and, in the case of amendments only, the Company. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure or delay on the part of any of the Purchasers, or any other holder of any Note, in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. Written notice of any waiver or consent effected under this Section 8 shall promptly be delivered by the Company to any Purchasers who did not execute the same.

9.    Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be given as provided in Section 15 of the Purchase Agreements.

10.    Cumulation of Remedies. The rights and remedies under this Security Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Purchasers.

11.    Binding Effect. This Security Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto, including without limitation, all future holders of the Notes. This Security Agreement constitutes the entire agreement with respect to the matter set forth herein and supersedes the Original Security Agreement and any prior agreements or understandings with respect thereto.

12.    Governing Law. This Security Agreement shall be governed by, and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflict of laws thereof.

13.    Counterparts. This Security Agreement may be executed and delivered (including by facsimile transmission) in more than one counterpart, each of which shall be deemed to be an original and which, together, shall constitute one and the same instrument.

14.    Severability. If any provision of this Security Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Security Agreement, and this Security Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

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IN WITNESS WHEREOF, this Security Agreement has been executed by the parties hereto as of the date first above written.

THE COMPANY:

AXEDA SYSTEMS, INC.

By:   /s/ Robert M. Russell Jr.

Name: Robert M. Russell Jr.
Title: Chief Executive Officer

THE GUARANTORS:

AXEDA SYSTEMS OPERATING COMPANY, INC.

By:   /s/ Karen F. Kupferberg

Name: Karen F. Kupferberg
Title: Chief Financial Officer

AXEDA IP, INC.

By:   /s/ Lynn Magnani

Name: Lynn Magnani
Title: Secretary

THE PURCHASERS:

JMI EQUITY FUND V, L.P.
By:  JMI Associates V, L.L.C.
its General Partner

By:

Name: Bradford D. Woloson
Title: Managing Member

JMI EQUITY FUND V (AI), L.P.
By:  JMI Associates V, L.L.C.
its General Partner

By:

Name: Bradford D. Woloson
Title: Managing Member

Schedule 1

PURCHASERS:

JMI EQUITY FUND V, L.P. 1119 St. Paul Street Baltimore, MD 21202
JMI EQUITY FUND V (AI), L.P. 1119 St. Paul Street Baltimore, MD 21202